EXHIBIT 23.1



                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               98 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                              ---------------------
                                 (516) 487-0110
                            Facsimile (516) 487-2928



Board of Directors
Tilden Associates, Inc.
1325 Franklin Ave., Suite 165
Garden City, New York 11530

         We hereby consent to the use of our reports dated April 10, 2002, appearing on pages F-2 and F-__ of Form 10-KSB of Tilden Associates, Inc. for the fiscal years ending December 31, 2001 and 2000.


                                                    Goldstein & Ganz, CPA's, PC

Great Neck, NY
April 10, 2002